FIRST AMENDMENT
                                     to the
                                CREDIT AGREEMENT


      FIRST AMENDMENT, dated as of February 28, 2003 (this "Amendment"), to the Credit Agreement, dated as of May 24, 2002, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among IKON Office Solutions, Inc., an Ohio corporation (the "Company"), IOS Capital, LLC, a Delaware limited liability company ("IOSC"), IKON Capital, PLC, an English company, and IKON Capital, Inc., a Canadian corporation (each of the above, individually, a "Borrower", and collectively, the "Borrowers"), the Lenders from time to time parties to the Credit Agreement, J.P. Morgan Bank Canada, as Canadian Administrative Agent and JPMorgan Chase Bank, as Administrative Agent.

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

                  WHEREAS, the Company has requested that certain provisions of the Credit Agreement be amended and certain Defaults or Events of Default be waived in the manner provided for in this Amendment; and

                  WHEREAS, the Lenders are willing to consent to the amendments and waivers on and subject to the terms and conditions contained herein.

                  NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

I. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      II. Amendments to the Credit Agreement.

         2.1 Section 6.13. Section 6.13(b)(ii) of the Credit Agreement is hereby amended by inserting the words "not more restrictive than those" after the words "the foregoing shall not apply to restrictions and conditions".

         2.2 Schedule 6.13. Schedule 6.13 to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule 6.13, attached hereto as Exhibit A.

      III. Waiver. The Administrative Agent and the Lenders parties hereto hereby waive any Defaults or Events of Default under Article VII of the Credit Agreement that may have occurred prior to the date of this Amendment as a result of any violation of Section 6.13(a) or (b), provided that such waiver shall only apply to the extent that any such Defaults or Events of Default would not have occurred under the new Schedule 6.13, attached hereto as Exhibit A.

      IV. Conditions Precedent. This Amendment shall become effective as of the date when each of the conditions precedent set forth below shall have been fulfilled:

      4.1 Amendment. The Administrative Agent shall (or its counsel) have received this Amendment, executed and delivered by a duly authorized officer of the Borrowers and the Required Lenders.

      4.2 Consent. The Administrative Agent (or its counsel) shall have received an Acknowledgment and Consent, in the form of Exhibit B hereto, executed by each Subsidiary Guarantor.

      4.3 Payment of Fees. The Borrowers shall have paid all fees of the Administrative Agent that are reasonably incurred in connection with this Amendment and Waiver.

      V. General.

      5.1 Representation and Warranties. The representations and warranties set forth in the Credit Agreement are, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the date hereof, except as they may specifically relate to an earlier date.

      5.2 Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived or amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

      5.3 Amendment, Etc. This Amendment may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

      5.4 Amendment Binding. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

      5.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      5.6 Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                 IKON OFFICE SOLUTIONS, INC.


                                 By /s/ Kathleen M. Burns
                                    -----------------------
                                      Name:  Kathleen M. Burns
                                      Title:    Vice President and Treasurer


                                 IOS CAPITAL, LLC


                                 By /s/ Kathleen M. Burns
                                    -----------------------
                                      Name:  Kathleen M. Burns
                                      Title:    Vice President and Treasurer


                                 IKON CAPITAL, PLC


                                 By /s/ Kathleen M. Burns
                                    -----------------------
                                      Name:  Kathleen M. Burns
                                      Title:


                                 IKON CAPITAL, INC.


                                 By /s/ Kathleen M. Burns
                                   -----------------------
                                      Name:  Kathleen M. Burns
                                      Title:    Treasurer

                                 JPMORGAN CHASE BANK, individually and as Administrative Agent,


                                 By /s/ Robert T. Sacks
                                        -----------------------
                                       Name: Robert T. Sacks
                                       Title:   Managing Director

                                 J.P. MORGAN BANK CANADA, as
                                 Canadian Administrative Agent,


                                 By /s/ Christine Chan
                                    -----------------------
                                       Name: Christine Chan
                                       Title:   Vice President

                                 BANK OF AMERICA, N.A.


                                 By /s/ B. Kenneth Burton, Jr.
                                    ---------------------------
                                       Name: B. Kenneth Burton, Jr.
                                       Title:   Vice President

                                 THE BANK OF NEW YORK


                                 By /s/ Walter C. Parelli
                                   -----------------------
                                       Name:  Walter C. Parelli
                                       Title:    Vice President

                                 DEUTSCHE BANK AG
                                 New York Branch


                                 By /s/ Hans-Josef Thiele
                                    -----------------------
                                       Name:  Hans-Josef Thiele
                                       Title:    Director

                                 By /s/ Christian Dallwitz
                                    -----------------------
                                       Name: Christian Dallwitz
                                       Title:    Director

                                 FIFTH THIRD BANK


                                 By /s/ Christine L. Wagner
                                    -----------------------
                                       Name:  Christine L. Wagner
                                       Title:    Assistant Vice President

                                 LEHMAN COMMERCIAL PAPER INC.


                                 By /s/ Suzanne Flynn
                                        -----------------------
                                       Name: Suzanne Flynn
                                       Title:   Authorized Signatory

                                 PNC BANK, NATIONAL ASSOCIATION


                                 By /s/ Karen L. Kooman
                                    -----------------------
                                       Name: Karen L. Kooman
                                       Title:   Vice President

                                 THE ROYAL BANK OF SCOTLAND PLC


                                 By /s/ Jayne Seaford
                                    -----------------------
                                       Name: Jayne Seaford
                                       Title:   Senior Vice President

                                 WACHOVIA BANK, NATIONAL ASSOCIATION


                                 By /s/ Anne L. Sayles
                                    -----------------------
                                       Name: Anne L. Sayles
                                       Title:   Director

                                                                   EXHIBIT A


                                  Schedule 6.13
                                  -------------
                             Restrictive Provisions
                             ----------------------


      The provisions in effect on May 24, 2002, under the following agreements:


            1. Indenture, dated as of December 11, 1995, between the Company and First Union N.A., as Trustee.


            2. Indenture, dated as of June 30, 1995, between IOSC and JPMorgan Chase Bank, as Trustee, as supplemented by a First Supplemental Indenture dated as of June 4, 1997, a Second Supplemental Indenture dated as of June 12, 2001, and a Third Supplemental Indenture, dated as of March 15, 2002.


            3. Note Purchase Agreement, dated as of September 14, 1995, between the Company and certain purchasers identified therein.


            4. Synthetic Lease Agreements of the Company, dated as of February 18, 1997, and January 16, 1998.

                                                                    EXHIBIT B


                           ACKNOWLEDGMENT AND CONSENT
                 TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT

      Reference is made to the Credit Agreement described in the foregoing Amendment (the "Credit Agreement"; terms defined in the Credit Agreement and used in this Acknowledgement and Consent shall have the meanings given to such terms in the Credit Agreement). Each of the undersigned Subsidiary Guarantors do hereby (i) consent and agree to the foregoing Amendment and (ii) acknowledge and agree that the guarantees and grants of security interests contained in the Subsidiary Guarantee are, and shall remain, in full force and effect after giving effect to the foregoing Amendment and all prior modifications, if any, to the Credit Agreement.


                                IKON OFFICE SOLUTIONS TECHNOLOGY SERVICES, LLC


                                By:  /s/ William S. Urkiel
                                     -----------------------
                                Name: William S. Urkiel
                                Title:  Vice President and Manager


                                IKON OFFICE SOLUTIONS WEST, INC.


                                By:  /s/ Steve Yeffa
                                     -----------------------
                                Name:  Steve Yeffa
                                Title:   Treasurer



                                IKON REALTY, INC.


                                By:  /s/ William S. Urkiel
                                     -----------------------
                                Name: William S. Urkiel
                                Title:  President and Director

                                INA NORTH AMERICA HOLDINGS, INC.


                                By:  /s/ William S. Urkiel
                                     -----------------------
                                Name: William S. Urkiel
                                Title:  President and Director